As filed with the Securities and Exchange Commission on December 13, 2021

Registration Number 333-261285

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Crossing Airlines Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	481211	98-1350261
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4200 NW 36th Street

Building 5A

Miami International Airport

Miami, Florida 33166

(786) 751-8503

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Goepel

Chief Financial Officer

4200 NW 36th Street

Building 5A

Miami International Airport

Miami, Florida 33166

(786) 751-8503

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Jahan Islami, Esq.

Martin Schrier, Esq.

Cozen O’Connor P.C.

200 South Biscayne Blvd, Suite 3000

Miami, FL 33131

(305) 704-5940

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $0.001 per share	5,067,128	$1.70(3)	$9,272,844(3)	$1,012
Common stock, par value $0.001 per share, underlying warrants	5,671,224	$1.70(3)	$10,378,339(3)	$1,132
Class B non-voting common stock, par value $0.001 per share	10,022,760	$1.70(4)	$18,040,968(4)	$1,968

(1)

Represents shares of common stock offered for resale by selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of high and low price per share of the common stock quoted on the OTCQB Marketplace on November 17, 2021 and an estimate of the proposed maximum aggregate offering price of the Class B Non-Voting Common Stock.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of high and low price per share of the common stock quoted to the TSX Venture Exchange on November 17, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statements.

Exhibit Number	Description

2.1*	Share Exchange Agreement, dated as of February 5, 2020, between Canada Jetlines Ltd and Global Crossing Airlines, Inc.

3.1*	Amended and Restated Certificate of Incorporation of Global Crossing Airlines Group Inc.

3.2**	Second Amended and Restated Bylaws of Global Crossing Airlines Group Inc.

4.1	Reference is made to exhibits 3.1 and 3.2.

4.2*	Common Stock Purchase Warrant, dated April 20, 2021, issued by Global Crossing Airlines Group, Inc. to Ascent Global Logistics, Inc.

4.3*	Warrants, dated July 10, 2020, issued by Global Crossing Airlines Group Inc. to GEM Global Yield LLC SCS

5.1*	Opinion of Cozen O’Connor P.C.

10.1*	Share Subscription Agreement dated May 4, 2020, by and among Global Crossing Airlines, Inc., GEM Yield Bahamas Limited and GEM Global Yield LLC SCS

10.2*	Master Lease Agreement #ML 01862173 dated December 22, 2020, by and between Global Crossing Airlines LLC and CIT Bank, N.A.

10.3*	Aircraft Lease Agreement by and between Global Crossing Airlines, Inc., as lessee, and Wilmington Trust Co, as owner-trustee for the Falcon MSN 2695 Trust, as lessor.

10.4*	Aircraft Lease Agreement by and between Global Crossing Airlines, Inc., as lessee, and Wilmington Trust Co, as owner trustee for the Aircraft MSN 2480 Trust, as lessor.

10.5*	Letter of Intent dated October 15, 2020, as amended on November 27, 2020, by and between Global Crossing Airlines, Inc. and Vallair Solutions S.A´ . R.L.

10.8*	Atlantic City International Airport Airline-Airport Use and Lease Agreement dated July 13, 2020, by and between Global Crossing Airlines, Inc., and South Jersey Transportation Authority.

10.9*	Lease Agreement dated August 10, 2020, by and between Global Crossing Airlines, Inc., and South Jersey Transportation Authority, for the lease of certain real property located at Atlantic City International Airport.

10.10*	Lease Agreement No. C010681 dated December 10, 2018, by and between Global Crossing Airlines LLC and Miami-Dade County, for the lease of the premises located at Building 919, on the Northside Area of Miami International Area.

10.11*	Aircraft ACMI Lease Agreement dated June 1, 2020, by and between Global Crossing Airlines, Inc. and Smartlynx Airlines Malta, as amended by that certain Amending Agreement No. 1 dated July 29, 2020 and that certain Amending Agreement No. 2 dated October 15, 2020.

10.12*	ACMI Passenger Agreement dated February 5, 2021, by and between Global Crossing Airlines, LLC and Estelar Latinamerica.

10.13*	Passenger Aircraft Charter Agreement dated February 23, 2021, by and between Global Crossing Airlines, LLC and CubaX Air Tours, LLC.

Exhibit Number	Description

10.14*	Cooperation Agreement 2020 dated March 16, 2020, by and between Global Crossing Group and Airfleet Resources, Ltd., as amended by that certain Cooperation Agreement 2020, September Extension dated September 19, 2020. Line Maintenance Agreement dated October 1, 2020, by and between Global Crossing Airlines, Inc. and Spirit Airlines, Inc.

10.15*	Aviation Fuel Supply Agreement dated June 3, 2020, by and between Global Crossing Airlines LLC and Associated Energy Group, LLC.

10.16*	AeroCRS Services Agreement dated December 22, 2020, by and between Global Crossing Airlines, Inc. and AERO CRS Ltd.

10.18†*	Stock Option Plan dated October 15, 2020

10.19†*	Form of Stock Option Agreement

10.20†*	Restricted Share Unit Plan

10.21†*	Performance Share Unit Plan

10.22*	Securities Purchase Agreement, dated April 20, 2021, by and between Global Crossing Airlines Group Inc. and Ascent Global Logistics, Inc.

10.23†*	Form of Indemnification Agreement for Officers and Directors

10.24*	Nomination Rights Agreement, dated April 20, 2021, by and between the Company and Ascent Global Logistics, Inc.

10.25*	Registration Rights Agreement, dated April 20, 2021, by and between the Company and Ascent Global Logistics, Inc.

10.26*	Master Service Agreement, dated May 18, 2021 by and among Global Crossing Airlines LLC and U.S. Bank National Association, acting through Elavon Canada Company

10.27*	Bridge Loan Agreement, dated June 3, 2021 between Canada Jetlines Operations Ltd. and the Company

10.28*	Framework Agreement, dated June 23, 2020 by and among the Company and SmartLynx Airlines Malta Limited

10.29*	Joint Venture Agreement, dated September 9, 2020 between KD Holdings LLC and Global Crossing Airlines LLC

10.30**§	Operating Lease Agreement, dated June 30, 2021, between UMB Bank, NA and the Company

10.31**§	Operating Lease Agreement, dated July 9, 2021, between UMB Bank, NA and the Company

10.32**	Warrant Adjustment Certificate, dated June 28, 2021, by and between the Company and GEM Global Fund LLC SCS

10.33**	Commercial Insurance Premium Finance and Security Agreement, dated January 21, 2021 by and between the Company and Bank Direct Capital Finance

10.34*§	Aircraft Lease Agreement, dated November 5, 2021 between UMB Bank, National Association, and Global Crossing Airlines, Inc.

10.35*§	Aircraft Lease Agreement, dated November 5, 2021 between UMB Bank, National Association, and Global Crossing Airlines, Inc.

21.1**	Subsidiaries of the Company

Exhibit Number	Description

23.1**	Consent of Rosenberg Rich Baker Berman, P.A.

23.2*	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)

*	Filed herewith.
**	Previously filed
***	To be filed by amendment
†	Indicates management contract or compensation plan or agreement.
§	Portions of the exhibit have been omitted

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 13th day of December, 2021.

Global Crossing Airlines Group Inc.

By:	/s/ Edward J. Wegel
Name: Edward J. Wegel
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Edward J. Wegel	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2021

* Ryan Goepel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 13, 2021

* Alan Bird	Director	December 13, 2021

* Joseph DaGrosa, Jr.	Director	December 13, 2021

* Debora Robinson	Director	December 13, 2021

* Zygimantas Surintas	Director	December 13, 2021

* T. Allan McArtor	Vice Chairman, Director	December 13, 2021

* John Quelch	Director	December 13, 2021

* David Ross	Director	December 13, 2021

* William Shuster	Director	December 13, 2021

*By:	/s/ Edward J. Wegel
Attorney-in-Fact

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